Exhibit 8.1

[Letterhead of Barnes & Thornburg LLP]

July 22, 2013

CECO Environmental Corp.

4625 Red Bank Road, Suite 200

Cincinnati, OH 45227

Ladies and Gentlemen:

We have acted as counsel to CECO Environmental Corp., a Delaware corporation (“Parent”), in connection with the planned mergers (the “Mergers”) pursuant to the Agreement and Plan of Merger, dated as of April 21, 2013, by and among Parent, Mustang Acquisition Inc., a Delaware corporation (“Merger Sub”), Mustang Acquisition II Inc., a Delaware corporation (“Successor Sub”), and Met-Pro Corporation, a Pennsylvania corporation (the “Company”), in which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, following which the Company will be merged with and into Successor Sub (or its successor), where Successor Sub (or its successor) will be the surviving entity and a direct wholly-owned subsidiary of Parent, as described in the joint proxy statement/prospectus and other proxy solicitation materials of Parent and the Company constituting a part thereof (the “Proxy Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by Parent (the “Registration Statement”) in connection with the Mergers.

We hereby confirm to you that, in our opinion, the anticipated material U.S. Federal income tax consequences generally applicable to holders of the Company common stock who exchange their Company common stock for cash and/or common stock of Parent pursuant to the Mergers will be those set forth under the caption “Material Federal Income Tax Consequences” in the Proxy Statement/Prospectus included in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP